                                                                                                           Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Central Virginia Bankshares, Inc. of our report dated April 15, 2010, except for Note 22 to which the date is May 17, 2010, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
Winchester, Virginia
August 17, 2010